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Important Facts About Innoviva April 2017

This presentation contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this presentation and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: lower than expected future royalty revenue from respiratory products partnered with GSK, the commercialization of RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to stockholders (including, without limitation, statements regarding Innoviva’s expectations of future purchases under its capital return programs and future cash dividends); the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this presentation is provided only as of April 3, 2017, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law. Forward-Looking Statements ©2017 INNOVIVA Use of Non-GAAP Financial Measures In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”) and should be viewed in addition to, and not as a substitute for, Innoviva’s reported results. Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors in understanding and assessing Innoviva's on-going operations and prospects for the future and provides an additional tool for investors to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measures. Please see the Appendix provided at the end of this presentation entitled “Reconciliation of Non-GAAP Financial Measures to GAAP” for additional information and the reconciliations of these non-GAAP financial measures to the closest GAAP financial measures.

Table of Contents Important Facts About Innoviva 1 Sarissa’s Campaign 5 Accurate and Complete Timeline of Interactions With Sarissa 7 2016 Nominating and Governance Committee Timeline 12 Appendix ©2017 INNOVIVA

©2017 INNOVIVA Important Facts About Innoviva

Framework for GSK Collaboration ©2017 INNOVIVA 1 Consists of four members (2 from Innoviva, 2 from GSK) Members required to have “appropriate expertise” 1 member must be an Innoviva V.P. or above Determines overall strategy and coordinates the activities under the collaboration agreement Required to meet in person at least once each year, or more frequently as mutually agreed Responsibilities include, but are not limited to: Managing and overseeing the development and commercialization of the collaboration products Approving the marketing plans and any material amendments Reaching all decisions through consensus; disagreements escalated to (1) Innoviva’s CEO and Chairman of R&D of GSK, then (2) GSK retains the right to break a tie (if disputed issue involves a “commercial conflict”, the final decision is made by a mutually acceptable third party mediator) Consists of up to eight members, up to four designated by each of Innoviva and GSK Members required to have “relevant experience and expertise” Required to meet in person at least twice each year, or more frequently as mutually agreed Responsibilities include, but are not limited to: Reviewing and updating development plans for review and approval by the JSC Coordinating and monitoring regulatory strategy and collaboration activities Recommending “go/no-go” decisions for the development of collaboration products Other responsibilities that may be assigned to the JPC from the JSC Reaching all decisions through consensus; if an agreement cannot be made, the issue is referred to the JSC Collaboration agreement between Innoviva and GSK dated November 14, 2002 (as amended), under which Innoviva and GSK originally contributed IP that led to the successful commercialization of our products Innoviva and GSK agreed to work together and use “diligent efforts” to assure the success of collaboration Governed by the Joint Steering Committee (“JSC”) and executed by the Joint Project Committee (“JPC”) The JSC and JPC held 5 and 6 meetings in 2016, respectively, as a result of their active collaboration, even though the annual requirements are only 1 meeting for the JSC and 2 for the JPC Joint Steering Committee Joint Project Committee Innoviva’s team had over 70+ in-person meetings/calls with GSK in 2016-2017

How Innoviva’s Collaboration with GSK Drives Value ©2017 INNOVIVA 2 Innoviva has significant operational obligations and responsibilities: 50% partners with GSK in managing the development and commercialization of our products 50% partners with GSK in amending and approving the marketing plans for our products Innoviva is required to use “diligent efforts” to assure success of the collaboration Regularly engage with GSK leadership to optimize product performance with meetings far in excess of contractual obligations Required to staff committees with individuals with “appropriate expertise” Our team includes industry professionals with appropriate expertise to support these business functions including: George Abercrombie – Chief Commercial Officer, former CEO and President of Hoffman-La Roche and SVP of Commercial Operations, Glaxo Wellcome Dr. Theodore Witek – Chief Scientific Officer, former President and CEO, Boehringer Ingelheim Canada and Portugal The results of these operations, which Sarissa continues to ignore, are clear: 32% quarterly CGR in royalties earned in the last ten reported quarters 29% quarterly CGR in adjusted EBITDA* from Q1 2015 through Q4 2016 Returned over $210M of capital to investors since Q1 2015 * Non-GAAP Financial Measure, please refer to Appendix for reconciliation to GAAP Measures.

1 Of the 30%, slightly less than half associated with mostly market research for our operations, and the rest associated with public company and legal costs 2 Based on FactSet consensus estimates 3 Comparable company compensation based on fiscal year 2015 per public filings. Peer group includes: AMAG Pharmaceuticals, Anacor Pharmaceuticals, Arena Pharmaceuticals, ARIAD Pharmaceuticals, Dyax, Halozyme Therapeutics, ImmunoGen, Insys Therapeutics, Ironwood Pharmaceuticals, Ligand Pharmaceuticals, MannKind, Momenta Pharmaceuticals, Nektar Pharmaceuticals, Orexigen Therapeutics, Pacira Pharmaceuticals and PDL BioPharma Innoviva’s Cost Structure ©2017 INNOVIVA 3 Overview of Operating Expenses Innoviva runs on a lean operating structure with only 14 employees Total operating expenses were $25 million in 2016, composed approximately of: 63% for compensation of employees and directors (of which more than 50% is non-cash accruals) 30% for outside services (public company costs and market research)1 3% each for travel expenses and overhead 2017E G&A as a percent of revenue is lower than our closest peers2 – Ligand Pharmaceuticals and PDL BioPharma On a post-spin basis, operating expenses reduced by ~45% since Q2 2014 and we achieved 86% operating margin in Q4 2016 Management Compensation3 Total CEO compensation in 2015 below the peer median and below our closest peers Total NEO compensation in 2015 was below the peer median and between our closest peers Strong shareholder “say on pay” support in last three years (>90%) Sarissa’s assertions are based upon their incorrect understanding that Innoviva is a non-operating “check-cashing” company . . . But the reality is our highly skilled and experienced management team is critical to our active collaboration with GSK and has been delivering significant value Expanding our products’ market share of a $20+ billion addressable market Growing royalty revenue by 32% over the last ten quarters Improving operating margins to 86% of total revenue in Q4 2016 Returned more than $210 million of capital to our investors since the first quarter of 2015

Innoviva’s Board and Governance ©2017 INNOVIVA 4 Board Our Board is composed of highly qualified directors that provide invaluable oversight to our business Deeply involved – 18 full Board meetings in 2016; 18 committee meetings and numerous informal communications Deep bench of experience and skills – 4 former or current CEOs, 2 former CFOs, deep pharmaceutical and investment banking experience and histories of success Shareholder perspectives – Our Vice Chairman is a professional investor who has extensive pharmaceutical executive experience and a deep understanding of our business Mr. Tyree was recently appointed to the board of Depomed as a nominee of Starboard Value Our Board is deeply committed and deeply engaged in our business Total Board compensation was below our peer median and between our closest peers in 20151 Nomination Process The Nominating / Corporate Governance Committee met three times in 2016 in addition to numerous informal meetings and conversations in connection with 18 Board meetings in 2016 Committee members spearheaded recruiting Patrick G. LePore, former CEO and Chairman of Par Pharmaceuticals, and Barbara G. Duncan, former CFO and Treasurer of Intercept Pharmaceuticals Success of the Committee can be measured by the high quality of our two most recent additions to the Board A timeline of the comprehensive process undertaken by the Board to identify the two newest independent directors is included on pages 12 to 15 of this presentation 1 Comparable company compensation based on fiscal year 2015 per public filings. Peer group includes: AMAG Pharmaceuticals, Anacor Pharmaceuticals, Arena Pharmaceuticals, ARIAD Pharmaceuticals, Dyax, Halozyme Therapeutics, ImmunoGen, Insys Therapeutics, Ironwood Pharmaceuticals, Ligand Pharmaceuticals, MannKind, Momenta Pharmaceuticals, Nektar Pharmaceuticals, Orexigen Therapeutics, Pacira Pharmaceuticals and PDL BioPharma

©2017 INNOVIVA Sarissa’s Campaign

Sarissa’s Campaign ©2017 INNOVIVA 5 Sarissa’s Proxy Fight and Litigation Sarissa nominated candidates to replace a majority of the Board without prior notice Retreated by dropping Sarissa’s General Counsel after its campaign became public Seeking to remove our Chairman, CEO and Chair of Audit Committee and take 3 of 7 Board seats Sarissa’s nominees are either Sarissa employees or were appointed to boards led by Sarissa’s principal, Alex Denner Odysseas Kostas has no executive experience and has overseen significant destruction of value at Enzon and Mast Therapeutics Other two nominees – one of whom had a career as an entertainment executive – are professional directors and do not have any recent executive pharma experience Each nominee served as a director of one or more public companies that were delisted during their tenure following significant underperformance Our Engagement with Sarissa Our Board and management are committed to robust engagement with our shareholders, including Sarissa We take our shareholders’ input seriously – Sarissa didn’t need to launch a proxy fight to express its concerns We began a dialogue with Sarissa shortly after disclosure of its investment, including a call and an in person meeting prior to the nomination deadline Despite our attempts to solicit feedback, prior to the day Sarissa submitted its director nominations, Sarissa did not disclose any substantive concerns or their plans to submit a majority slate Sarissa’s timeline of interactions in its March 30 presentation is highly misleading because of its selective disclosure to create a false narrative Mr. Denner did not respond to Innoviva emails asking for meetings or was unavailable for meetings for significant periods of time since Sarissa launched its proxy fight Despite the difficulty of scheduling a meeting with Denner, we proceeded with our review of Sarissa’s nominees A complete list of interactions, including the facts excluded by Sarissa, is included on pages 7 to 11 of this presentation

Sarissa and Enzon ©2017 INNOVIVA 6 1Sarissa Capital Management: “Innoviva Investor Presentation” (March 30, 2017), Page 63 Enzon and Cost-Cutting At Enzon, Sarissa claims it took actions to “maximize value returned to stockholders.”1 We think the facts speak for themselves. Under Denner’s tenure as Chairman: Stock price decline of (83%) Negative (52%) total shareholder return Delisting of the shares from Nasdaq Under Denner, Enzon was stripped of its assets (sold research assets and suspended clinical development activities) – and reduced to a “check-cashing” royalty revenue vehicle Sarissa blames royalty expirations and changing market dynamics for the trouble at Enzon – but their “harvest” and severe cost-cutting left the company in shambles Sarissa’s strategy for Innoviva sounds very similar to its failed Enzon strategy

©2017 INNOVIVA Accurate and Complete Timeline of Interactions With Sarissa

Accurate and Complete Timeline of Interactions With Sarissa1 ©2017 INNOVIVA 7 November 22, 2016 – Mike Aguiar reached out to schedule a call with Alex Denner in response to Sarissa’s November 14, 2016 Schedule 13-F filing December 15, 2016 – Mike Aguiar and Eric d’Esparbes had a telephone call with Alex Denner, Odysseas Kostas and Mark DiPaolo of Sarissa to discuss Sarissa’s investment in the Company; on the call, Sarissa’s representatives did NOT express any concerns with the Company, its management or compensation policies January 10, 2017 – Mike Aguiar and Eric d’Esparbes had an in-person meeting with Alex Denner, Mark DiPaolo, Jonathan Desnik and Odysseas Kostas of Sarissa at the JP Morgan Healthcare Conference; at the meeting, Sarissa’s representatives did NOT express any concerns with the Company, its management or compensation policies February 8, 2017 – Sarissa nominates 4 candidates (representing a majority of the Board) for election to the Board of Directors at the Company’s 2017 annual meeting. Mark DiPaolo calls Mike Aguiar on February 8 to notify him of the nomination without providing any rationale for replacing a majority of the Company’s Board of Directors, did not express any concerns with the Company, its management or compensation policies and did not provide any substantive details on Sarissa’s view of the Company’s strategic direction February 8, 2017 – Mike Aguiar’s administrative assistant contacted Alex Denner’s office to arrange a phone call February 10, 2017 – Mike Aguiar, Eric d’Esparbes and Patrick LePore, an independent director of the Company, had a telephone call with Alex Denner, Mark DiPaolo and Odysseas Kostas of Sarissa to discuss Sarissa’s nomination notice; on the call, Sarissa’s representatives did not provide any rationale for replacing a majority of the Company’s Board of Directors, did not express any concerns with the Company, its management or compensation policies and did not provide any substantive details on Sarissa’s view of the Company’s strategic direction – they just wanted some Board representation 1Through April 2, 2017

©2017 INNOVIVA 8 February 17, 2017 – Mike Aguiar contacted Alex Denner to request an in-person meeting during the week of February 27th between Mike Aguiar, Board members and Alex Denner to discuss Sarissa’s nomination notice; Alex Denner did not respond to Mike Aguiar’s outreach February 24, 2017 – Mike Aguiar contacted Alex Denner again to follow up on his request for an in-person meeting during the week of February 27th February 27, 2017 – Alex Denner responded to Mike Aguiar’s messages, stating that he did not reply earlier because he was ill and that he would check whether Sarissa’s nominees could meet with representatives of the Company during the week of February 27th February 27, 2017 – Mike Aguiar immediately responded to Alex Denner’s email, stating that Mike Aguiar and certain Board members would be available to meet in-person with Alex Denner in San Francisco during the week of February 27th March 1, 2017 – Alex Denner replied to Mike Aguiar’s message, stating that he could not attend an in-person meeting in San Francisco during the week of February 27th, and instead suggested that Mike Aguiar and a few directors come to Sarissa’s headquarters in Greenwich, CT or have a call with Sarissa’s nominees March 1, 2017 – Mark DiPaolo and Odysseas Kostas, two of Sarissa’s nominees who are also employed by Sarissa, had a telephone call with Mike Aguiar, Eric d’Esparbes and Patrick LePore; on the call, Sarissa’s representatives did not provide any rationale for Sarissa’s nomination of a majority slate, nor did they express concern with the Company, its management or compensation policies; on the call, the Company’s representatives reiterated Mike Aguiar’s prior request for an in-person meeting with Sarissa’s four nominees March 3, 2017 – Mike Aguiar contacted Alex Denner, Mark DiPaolo and Odysseas Kostas to arrange times for the Chairperson of the Company’s Nominating/Corporate Governance Committee and another Board representative to interview Sarissa’s two independent nominees, each of whom Sarissa had not previously included on any calls with Company representatives Accurate and Complete Timeline of Interactions With Sarissa1 1Through April 2, 2017

©2017 INNOVIVA 9 March 6, 2017 – Patrick LePore, Chairperson of the Company’s Nominating/Corporate Governance Committee, and Paul Pepe, the former Chairperson of the Company’s Nominating/Corporate Governance Committee and current director, held telephonic interviews with Sarissa’s two independent nominees; the nominees disclosed they had only cursory knowledge of the Company and its business and stated that they did not know what Sarissa’s objectives were in nominating them to the Board March 7, 2017 – Mike Aguiar left voicemails for Alex Denner on his personal and work phones notifying Sarissa that the Company would be filing its preliminary proxy statement later that day but that the Company wanted to continue a constructive dialogue with Sarissa; later that day, the Company filed its preliminary proxy statement with the SEC March 8, 2017 – Alex Denner’s assistant leaves Mike Aguiar a non-substantive voicemail returning Mike Aguiar’s March 7th calls to Alex Denner March 9, 2017 – Alex Denner and Mark DiPaolo call Mike Aguiar to express displeasure with the Company’s filing of its preliminary proxy statement. Mike Aguiar reiterated the Company’s desire to continue to engage with Sarissa March 10, 2017 – Sarissa requested certain stockholder list materials and books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law March 13, 2017 – Sarissa issued a press release stating that it is reducing its slate of candidates from four nominees to three nominees, removing Mark DiPaolo from its proposed slate March 13, 2017 – Sarissa filed its preliminary proxy statement with the SEC and for the first time articulated a rationale for launching its proxy contest against the Company March 13, 2017 – Mike Aguiar contacted Alex Denner, Mark DiPaolo and Odysseas Kostas requesting times for an in-person meeting between Mike Aguiar, Board members, Alex Denner, Mark DiPaolo and Odysseas Kostas to be held during the week of March 20th March 13, 2017 – Odysseas Kostas replied to Mike Aguiar’s request for meeting times without providing any potential dates or times Sarissa’s representatives would be available and instead deferring the matter, stating that he would like to speak with representatives of the Nominating/Corporate Governance Committee Accurate and Complete Timeline of Interactions With Sarissa1 1Through April 2, 2017

©2017 INNOVIVA 10 March 14, 2017 – Mike Aguiar proposed an in-person meeting in NYC with a few Board members on March 22 or 23 March 15, 2017 – Odysseas Kostas accepted Mike Aguiar’s proposal for an in-person meeting in NYC on March 22 or 23, but stated that Alex Denner will be out of the country the week of March 20 and that only Odysseas Kostas would be available for the meeting on March 22 or 23 March 17, 2017 – Mike Aguiar responded to Odysseas Kostas’ email, stating that he would prefer to meet in-person with Alex Denner, Sarissa’s founder and Chief Investment Officer, and suggested a call with Odysseas Kostas on March 23 and an in-person meeting with Alex Denner and members of the Board in the near future when Alex Denner is available March 20, 2017 – Odysseas Kostas suggested that he and Mark DiPaolo meet with Board members on March 22 or 23 March 21, 2017 –Sarissa filed a complaint in the Delaware Chancery Court demanding certain books and records of the Company pursuant to Section 220 of the Delaware General Corporation Law March 21, 2017 – William Waltrip, Chairman of the Board, contacted Alex Denner stating that the Board believes it is important that the directors meet in-person with Alex Denner, and given Alex Denner’s unavailability on March 22 or 23, proposed that Board members meet with him on March 29 or 30 March 23, 2017 – Alex Denner responded to William Waltrip, agreeing to an in-person meeting without stating whether he would be available on the dates suggested by William Waltrip and asking for a call between the parties that day March 23, 2017 – William Waltrip responded to Alex Denner’s email, asking for some dates and times on March 29-31 that Alex Denner would be available for an in-person meeting with Board members, noting that an in-person meeting would be more constructive than another telephone call March 23, 2017 – Alex Denner responded that his secretary will check on his availability for an in-person meeting on the dates suggested by William Waltrip, and requested a phone call with independent Board members in the interim Accurate and Complete Timeline of Interactions With Sarissa1 1Through April 2, 2017

©2017 INNOVIVA 11 March 24, 2017 – Lindsey Johnston of Sarissa contacted William Waltrip stating that Alex Denner was available for a meeting on March 29 at 3 PM. William Waltrip responds to Alex Denner stating that the Board members were not available at 3 PM on March 29, but would be available for an in-person meeting with Alex Denner on March 30th at 10 AM in New York March 26, 2017 – Alex Denner declined William Waltrip’s suggested March 30th meeting and proposed a call in the interim March 27, 2017 – James L. Tyree, an independent director of the Company, proposed an in-person meeting between Alex Denner and certain Board members on March 29th in Washington, DC March 28, 2017 – Alex Denner responded to James L. Tyree’s email, indicating that he would be unable to meet in-person on March 29th in Washington, DC, but that he was available March 31st for a meeting in New York City or Greenwich, CT. Alex Denner also proposed a call with the Board members on March 29th March 28, 2017 – James L. Tyree responded to Alex Denner, stating that he will check on certain Board members’ availability for a March 31st in-person meeting, and suggesting that such meeting take place in Chicago. James L. Tyree reiterated the Company’s representatives’ preference for an in-person meeting with Alex Denner, but stated that the Board members would make themselves available for a phone call if an in-person meeting could not be scheduled March 28, 2017 – Alex Denner responded to James L. Tyree’s email, declining an in-person meeting in Chicago on March 31st, and instead proposed a meeting in New York City or Greenwich, CT between March 29th and 31st. Alex Denner also proposed a call between himself and certain Board members on March 29th at 3 PM. March 28, 2017 – Parties conferred and agreed on the timing for the March 29th call and that they would continue to work on scheduling March 29, 2017 – James L. Tyree and William Waltrip had a call with Alex Denner, Mark DiPaolo and Odysseas Kostas March 31-April 2, 2017 – Sarissa indicated it was open to a follow-up call and Innoviva provided availability for an April 3 call Accurate and Complete Timeline of Interactions With Sarissa1 1Through April 2, 2017

©2017 INNOVIVA 2016 Nominating and Governance Committee Timeline

2016 Nominating and Governance Committee Timeline ©2017 INNOVIVA 12 Below is a summary timeline relating to the appointments of Patrick LePore and Barbara Duncan to the Board of Directors (the “Board”) of Innoviva, Inc. (the “Company”) in 2016 May 24, 2016: At the direction of the Board, the Company engaged Heidrick & Struggles International, Inc. (“Heidrick”) which specializes in the placement of directors in public companies in order to assist in identifying potential independent director candidates for review by the Company’s Nominating/Corporate Governance Committee (the “Committee”) Heidrick identified 250 candidates in the research phase and contacted 111 of those candidates to inquire on interest and capacity 40 candidates were reviewed with the Company and of those 40 candidates, 21 were interviewed by Heidrick 4 of the 21 interviewed by Heidrick were interviewed by the Company and members of the Committee June 28, 2016: Candidate A was interviewed by Heidrick July 12, 2016: Barbara Duncan was interviewed by Heidrick July 18, 2016: Candidate B was interviewed by Heidrick July 25, 2016: Patrick LePore was interviewed by Heidrick July 26, 2016: Candidate A met with Michael Aguiar in NYC August 9, 2016: Patrick LePore met with the then Chair of the Committee, Paul Pepe, in NYC August 16, 2016: Candidate A met with Cathy Friedman in CA August 31, 2016: Candidate B met with the then Chair of the Committee, Paul Pepe, in NYC Barbara Duncan met with the then Chair of the Committee, Paul Pepe, in NYC September 12, 2016: Patrick LePore met with Michael Aguiar in NJ

2016 Nominating and Governance Committee Timeline ©2017 INNOVIVA 13 September 22, 2016: Candidate B met with two members of the Committee, William Waltrip and James L. Tyree in NYC Patrick LePore met with William Waltrip and James L. Tyree, in NYC Barbara Duncan met with William Waltrip and James L. Tyree in NYC September 28, 2016: Patrick LePore spoke with Cathy Friedman via telephone September 30, 2016: Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (“Gunderson Dettmer”) provided advice to the Chair of the Committee and Michael Aguiar, regarding appointment of directors to the Board October 3, 2016: The Chair of the Committee informed the Board that Mr. LePore would “enthusiastically” join the Board, if asked Board discussed whether to consider the appointment at or prior to the next Board meeting Following that discussion, Michael Aguiar reached out to Mr. LePore about potential appointment at the October Board meeting October 7, 2016: The Chair of the Committee sent an email to the full Board regarding Mr. LePore, in which he stated the Company and Gunderson Dettmer had received and reviewed a background check on Mr. LePore prepared by the Mintz Group and Mr. LePore’s completed D&O questionnaire October 13, 2016: Candidate B met with Michael Aguiar in NYC October 17, 2016: Candidate B had a telephone call with Cathy Friedman October 18, 2016: The Chair of the Committee reported to the Board regarding conversation with Mr. LePore about potential appointment the following week

2016 Nominating and Governance Committee Timeline ©2017 INNOVIVA 14 October 26, 2016: During a regularly scheduled Board meeting, a concurrent meeting of the Committee was convened: Discussed proposal to appoint Mr. LePore to the Board and to the Compensation Committee of the Board (the “Compensation Committee”) Following discussion, recommended the foregoing Determined to recommend Mr. LePore’s independence for general and Compensation Committee purposes Committee was adjourned; Board reconvened: Board resolved to increase size of the Board Appointed Mr. LePore to the Board and to the Compensation Committee Determined Mr. LePore’s independence for general and Compensation Committee purposes The Chair of Committee stated that the Company would engage the Mintz Group to do a background check on Ms. Duncan October 31, 2016: Gunderson Dettmer requested an updated CV/resume from Ms. Duncan, which was provided on the same day

2016 Nominating and Governance Committee Timeline ©2017 INNOVIVA 15 November 4, 2016: The full Board received information on the background check of Ms. Duncan conducted by the Mintz Group, and the Chair of the Committee suggested appointing Ms. Duncan at the next Board call, which was scheduled to be held in two weeks Bill Waltrip, the Chairman of the Board and a member of the Committee, Cathy Friedman and Michael Aguiar each agreed that they supported the plan to appoint Ms. Duncan November 15, 2016: The Chair of the Committee asked the Board to reserve a few minutes on the previously scheduled November 18, 2016 Board call to discuss Ms. Duncan’s nomination November 18, 2016: Michael Aguiar reminded the Board of the upcoming call and sent an agenda, which included discussion of Ms. Duncan’s nomination A concurrent meeting of the Committee was convened during the regularly scheduled Board meeting: Discussed proposal to appoint Ms. Duncan to the Board and to replace James L. Tyree as a member of the Audit Committee of the Board (the “Audit Committee”) Following discussion, recommended the foregoing Determined to recommend Ms. Duncan’s independence for general and Audit Committee purposes The Committee was adjourned; Board reconvened: Board resolved to increase size of the Board Accepted James L. Tyree’s resignation from the Audit Committee Appointed Ms. Duncan to the Board and to replace James L. Tyree as a member of the Audit Committee Determined Ms. Duncan’s independence for general and Audit Committee purposes

©2017 INNOVIVA Appendix

RELVAR®/BREO® ELLIPTA® Important Safety Information (U.S.) The following ISI is based on the Highlights section of the US Prescribing Information for Breo Ellipta Please consult the full Prescribing Information for all the labelled safety information for Breo Ellipta. Long-acting beta2-adrenergic agonists (LABA), such as vilanterol, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths. This finding with salmeterol is considered a class effect of all LABA. Currently available data are inadequate to determine whether concurrent use of inhaled corticosteroids (ICS) or other long-term asthma control drugs mitigates the increased risk of asthma-related death from LABA. Available data from controlled clinical trials suggest that LABA increase the risk of asthma-related hospitalisation in paediatric and adolescent patients. When treating patients with asthma, only prescribe Breo Ellipta for patients not adequately controlled on a long-term asthma control medication, such as an ICS, or whose disease severity clearly warrants initiation of treatment with both an ICS and a LABA. Once asthma control is achieved and maintained, assess the patient at regular intervals and step down therapy (e.g., discontinue Breo Ellipta) if possible without loss of asthma control and maintain the patient on a long-term asthma control medication, such as an ICS. Do not use Breo Ellipta for patients whose asthma is adequately controlled on low- or medium-dose ICS. Breo Ellipta is contraindicated for primary treatment of status asthmaticus or other acute episodes of COPD or asthma where intensive measures are required and in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either fluticasone furoate, vilanterol, or any of the excipients. Breo Ellipta should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD or asthma, or used for the relief of acute symptoms, i.e., as rescue therapy for the treatment of acute episodes of bronchospasm. Acute symptoms should be treated with an inhaled, short-acting beta2-agonist. Breo Ellipta should not be used more often than recommended, at higher doses than recommended, or in conjunction with other medications containing LABAs, as an overdose may result. Oropharyngeal candidiasis has occurred in patients treated with Breo Ellipta. Patients should be advised to rinse their mouth with water without swallowing after inhalation to help reduce this risk. An increase in the incidence of pneumonia has been observed in subjects with COPD receiving the fluticasone furoate/vilanterol combination, including Breo Ellipta 100 mcg/25 mcg, in clinical trials. There was also an increased incidence of pneumonias resulting in hospitalisation. In some incidences these pneumonia events were fatal. Patients who use corticosteroids are at risk for potential worsening of existing tuberculosis; fungal, bacterial, viral, or parasitic infections; or ocular herpes simplex. A more serious or even fatal course of chickenpox or measles may occur in susceptible patients. Particular care is needed for patients who have been transferred from systemically active corticosteroids to inhaled corticosteroids because deaths due to adrenal insufficiency have occurred in patients with asthma during and after transfer from systemic corticosteroids to less systemically available inhaled corticosteroids. Hypercorticism and adrenal suppression may occur with very high dosages or at the regular dosage of inhaled corticosteroids in susceptible individuals. Caution should be exercised when considering the coadministration of Breo Ellipta with long-term ketoconazole and other known strong CYP3A4 inhibitors because increased systemic corticosteroid and cardiovascular adverse effects may occur. Breo Ellipta can produce paradoxical bronchospasm which may be life-threatening. Hypersensitivity reactions such as anaphylaxis, angioedema, rash, and urticaria may occur after administration of Breo Ellipta. Vilanterol, the LABA in Breo Ellipta, can produce clinically significant cardiovascular effects in some patients as measured by increases in pulse rate, systolic or diastolic blood pressure, and also cardiac arrhythmias. Breo Ellipta should be used with caution in patients with cardiovascular disorders. Decreases in bone mineral density have been observed with long-term administration of products containing inhaled corticosteroids, as have glaucoma, increased intraocular pressure, and cataracts. Breo Ellipta should be used with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, ketoacidosis, and in patients who are unusually responsive to sympathomimetic amines. Beta-adrenergic agonist medicines may produce significant hypokalemia in some patients. Beta-adrenergic agonist medicines may produce transient hyperglycemia in some patients. Orally inhaled corticosteroids may cause a reduction in growth velocity when administered in children and adolescents. For COPD, the most common adverse reactions (>3% and more common than in placebo) reported in two 6-month clinical trials with Breo Ellipta 100/25 (and placebo) were nasopharyngitis, 9% (8%); upper respiratory tract infection, 7% (3%); headache, 7% (5%); and oral candidiasis, 5% (2%). In addition to the reactions reported in the 6-month studies, adverse reactions occurring in >3% of the subjects treated with Breo Ellipta 100/25 in two 1-year studies included back pain, pneumonia, bronchitis, sinusitis, cough, oropharyngeal pain, arthralgia, influenza, pharyngitis, and pyrexia. For asthma, the most common adverse reactions in a 12-week trial (incidence >2% and more common than placebo) reported with Breo Ellipta 100/25 (and placebo) were nasopharyngitis 10% (7%), headache 5% (4%), oropharyngeal pain 2% (1%), oral candidiasis 2% (0%), and dysphonia 2% (0%). In a separate 12-week trial the most common adverse reactions (>2% incidence) reported with Breo Ellipta 100/25 or 200/25 were headache, nasopharyngitis, influenza, upper respiratory tract infection, oropharyngeal pain, sinusitis, bronchitis, and cough. In addition to adverse reactions reported in the 12 week studies, adverse reactions (>2% incidence) reported with Breo Ellipta 200/25 in a 24-week trial included viral respiratory tract infection, pharyngitis, pyrexia, and arthralgia, and with Breo Ellipta 100/25 or 200/25 in a 12-month trial included pyrexia, back pain, extrasystoles, upper abdominal pain, respiratory tract infection, allergic rhinitis, pharyngitis, rhinitis, arthralgia, supraventricular extrasystoles, ventricular extrasystoles, acute sinusitis, and pneumonia. ©2017 INNOVIVA

ANORO® ELLIPTA® Important Safety Information (U.S.) The following Important Safety Information (ISI) is based on the Highlights section of the Prescribing Information for Anoro Ellipta. Please consult the full Prescribing Information for all the labeled safety information for Anoro Ellipta. Long-acting beta2-adrenergic agonists (LABAs), such as vilanterol, one of the active ingredients in Anoro Ellipta, increase the risk of asthma-related death. A placebo-controlled trial with another LABA (salmeterol) showed an increase in asthma-related deaths in subjects receiving salmeterol. This finding with salmeterol is considered a class effect of all LABAs, including vilanterol. The safety and efficacy of Anoro Ellipta in patients with asthma have not been established. Anoro Ellipta is not indicated for the treatment of asthma. Anoro Ellipta is contraindicated in patients with severe hypersensitivity to milk proteins or who have demonstrated hypersensitivity to either umeclidinium, vilanterol, or any of the other ingredients. Anoro Ellipta should not be initiated in patients during rapidly deteriorating or potentially life-threatening episodes of COPD, or as rescue therapy for the treatment of acute episodes of bronchospasm, which should be treated with an inhaled, short-acting beta2-agonist. Anoro Ellipta should not be used more often than recommended, at higher doses than recommended, or in conjunction with additional medicine containing a LABA, as an overdose may result. Anoro Ellipta should be used with caution when considering coadministration with long-term ketoconazole and other known strong cytochrome P450 3A4 inhibitors because increased cardiovascular adverse effects may occur. As with other inhaled medicines, Anoro Ellipta can produce paradoxical bronchospasm, which may be life-threatening. Anoro Ellipta should be used with caution in patients with cardiovascular disorders, especially coronary insufficiency, cardiac arrhythmias, and hypertension. Anoro Ellipta should be used with caution in patients with convulsive disorders, thyrotoxicosis, diabetes mellitus, ketoacidosis, and in patients who are unusually responsive to sympathomimetic amines. Anoro Ellipta should be used with caution in patients with narrow-angle glaucoma. Instruct patients to contact a physician immediately should any signs or symptoms of narrow-angle glaucoma occur. Anoro Ellipta should be used with caution in patients with urinary retention, especially in patients with prostatic hyperplasia or bladder neck obstruction. Instruct patients to contact a physician immediately should any signs or symptoms of urinary retention occur. Beta-adrenergic agonist medicines may produce significant hypokalemia and transient hyperglycemia in some patients. The most common adverse reactions (incidence >1% and more common than placebo) reported in four 6-month clinical trials with Anoro Ellipta (and placebo) were pharyngitis, 2% (<1%); sinusitis 1% (<1%); lower respiratory tract infection, 1% (<1%); constipation, 1% (<1%); diarrhea, 2% (1%); pain in extremity 2% (1%); muscle spasms, 1% (<1%); neck pain, 1% (<1%); and chest pain 1% (<1%). In addition to the 6-month efficacy trials with Anoro Ellipta, a 12-month trial evaluated the safety of umeclidinium/vilanterol 125 mcg/25 mcg in subjects with COPD. Adverse reactions (incidence >1% and more common than placebo) in subjects receiving umeclidinium/vilanterol 125 mcg/25 mcg were: headache, back pain, sinusitis, cough, urinary tract infection, arthralgia, nausea, vertigo, abdominal pain, pleuritic pain, viral respiratory tract infection, toothache, and diabetes mellitus. Use of beta2-agonists, such as vilanterol should be administered with extreme caution to patients being treated with monoamine oxidase inhibitors, tricyclic antidepressants, or drugs known to prolong the QTc interval or within 2 weeks of discontinuation of such agents, because the effect of adrenergic agonists on the cardiovascular system may be potentiated. Use beta-blockers with caution as they not only block the pulmonary effect of beta-agonists, such as vilanterol, but may produce severe bronchospasm in patients with COPD. Use with caution in patients taking non–potassium-sparing diuretics, as electrocardiographic changes and/or hypokalemia associated with non–potassium-sparing diuretics may worsen with concomitant beta-agonists. Avoid co-administration of Anoro Ellipta with other anticholinergic-containing drugs as this may lead to an increase in anticholinergic adverse effects such as cardiovascular effects, worsening of narrow-angle glaucoma, and worsening of urinary retention. ©2017 INNOVIVA

Appendix Reconciliation of Non-GAAP Financial Measures to GAAP To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles in the United States, or GAAP, Innoviva uses the non-GAAP financial measures of adjusted EBITDA and adjusted earnings per share. Generally, a non-GAAP financial measure is a numerical measure of a company's operating performance or financial position that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the accompanying financial table under the headings “Reconciliation of Non-GAAP Financial Measures to GAAP.” Innoviva believes that the non-GAAP financial information provided in this presentation can assist investors, research analysts and others in understanding and assessing Innoviva's on-going operations, financial performance and prospects for the future and provides an additional tool to use in comparing Innoviva's financial results with other companies in Innoviva's industry or with similar operating profiles, without regard to financing or capital structures. Adjusted EBITDA and adjusted earnings per share are used as supplemental financial operating measures by Innoviva's management and frequently discussed with external users of its financial statements. Adjusted EBITDA is determined by taking GAAP net income (loss) and adding back interest expense (income), taxes, stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party. Innoviva believes the non-GAAP measure of adjusted EBITDA is important as it measures the Company's ability to generate cash to pay interest costs and support its indebtedness, and it is also used currently in the Company's annual performance review process. Innoviva's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other companies. Adjusted earnings per share is determined by taking Adjusted net income (loss) and dividing the total by the fully diluted number of shares outstanding used to calculate the GAAP diluted EPS. Adjusted net income (loss) is determined by taking GAAP net income (loss) and adding back stock-based compensation expense, depreciation expense and amortization of capitalized fees paid to a related party, Innoviva believes the non-GAAP measure of adjusted earnings per share provides useful information about the Company's core operating performance, and enhances the overall understanding of the Company's past financial performance and its prospects for the future. Innoviva's method of computing adjusted earnings per share may not be the same method used to compute similar measures reported by other companies. Adjusted EBITDA, adjusted net income (loss) and adjusted earnings per share should not be considered in isolation or as a substitute to net income/loss, income/loss from operations, cash flows from operating activities, earnings per share or any other measure of financial performance presented in accordance with GAAP. Adjusted earnings per share is not intended to represent cash flow per share and does not represent a measure of liquidity or cash available for distribution. The principal limitation of these non-GAAP financial measures is that it excludes significant elements that are required by GAAP to be recorded in Innoviva's consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of Innoviva presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of Innoviva's non-GAAP financial measures to their most directly comparable GAAP financial measure. ©2017 INNOVIVA

GAAP net income Reconciliation of Non-GAAP Financial Measures to GAAP ©2017 INNOVIVA Reconciliation of GAAP to Non-GAAP Operating Results (in thousands) Reconciliation of GAAP to Non-GAAP Operating Results (in thousands, except per share data) Eight Quarters Ended Dec. 31, 2016 Twelve Months Ended Dec. 31, 2016 (unaudited) (unaudited) 40,776 59,536 103,294 15,171 240 51,834 8,297 131 27,646 13,823 187,127 133,621 $ $ $ $ Adjusted EBITDA Interest expense (income), net Amortization of capitalized fees paid to a related party Stock-based compensation Depreciation Non-GAAP adjustments: EBITDA: Three Months Ended Dec. 31, 2016 (unaudited) 25,470 1,874 41 3,456 0.26 $ $ Adjusted Cash EPS Stock-based compensation Amortization of capitalized fees paid to a related party Depreciation Non-GAAP adjustments: Reconciliation from GAAP net income to adjusted net income for computing Adjusted Cash EPS: GAAP net income Adjusted net income 30,841 $ Shares used in computing diluted earnings per share 120,188

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